UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2017

PureSpectrum, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-53015
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura Street, Suite 1015

West Palm Beach, FL 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 954-837-6800

660 N Via Corte Suite B Wickenburg AZ 85390

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17 2017, Pure Spectrum Inc. a Delaware corporation (the “Company” or “PSRU”), entered into a Share Exchange Agreement (the “Agreement”) for the control block (preferred shares) with Mina Mar Group Inc. (MMG)

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Under a certain defaulted agreement dated Sept 2015 the existing management namely Joel Natario (Natario) resigned as CEO of the Company, subject to receiving approximately $30,000 as part of his pay package or termination pay. The resignation was also subject to the buyer Dallas Bolley et. al., completion of certain undertakings such as making a payment of $100,000.00 towards the purchase of the class A and B preferred shares.

The payment of $100,000.00 was never made.

The payment of $ 30,000.00 was never made.

No payments of any amount were ever made whatsoever.

Natario attempted to contact Dallas Boley and his group regarding payment. The purchaser was evasive or non-responsive. To this day, Dallas Boley will only reply via public social media forum such as Twitter making any confidential and civil resolution virtually impossible.

The purchasers made certain representation, upon which representation Natario and PSRU management relied upon in good faith such as:

1.	Appointing new management in 2015.
2.	Completing the purchase of the control block and bringing in a suitable merger
3.	Keeping all classes of shareholders advised by publicly announcing material events of the Company
4.	To keep the Company current with OTC Markets

None of the aforementioned events were ever conducted, nor commenced.

As a precaution and in abundance of caution, Natario had the contract stipulate that unless this sum of monies was paid within 90 days the contract would become null and void.

No payment or any consideration was ever made. The agreement became a frustrated transaction and by default became null and void.

Notwithstanding, the Dallas group ignored the 90 day default provision and simply furnished the transfer agent with the signed agreement and resignation letter of ex management Natario. This induced the transfer agent to issue unknown common shares to the purchaser. Internal investigation determined that Dallas Boley received approximately 33,749,000 unregistered common shares, which the Company is aware of, directly from the transfer agent.

The shares were issued under Rule 144.

The new interim management has placed the transfer agent on notice, not to issue any further unregistered shares without the new interim managements prior approval. Natario and the Company has attempted to resolve this matter civilly to no avail. The purchaser remained unresponsive from approximately September 2015 and remains silent on the issue save and except Twitter tweets. Since September 2015 contract signing and up to including June 17, 2017, the Boley purchaser has never issued any press release or any claim of their ownership nor advised the shareholders of this material event change.

Boley and the defaulted purchaser group claim to control only became known to the Company and its management Notario and current new management after MMG issued a public release advising the markets of this material change. Boley etal continues to undermine Company efforts by contacting the Company’s service providers and posting various comments on social media type web sites. Since September 4, 2015 to June 2017, Dallas Boley has refused to answer any shareholders advise the markets in a filing or a press release of PSRU business activities. Boley etal remains non-responsive.

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As a result of this default, Natario with no other alternative and with its fiduciary duty to do what is best in the interest of all common shareholders, rescinded the purchase of control block shares with Boley etal. Boley never responded. On or about June 20, 2017, the Company retained a securities barrister to address the baseless claims made by Boley etal. Boley etal was unable or unwilling to furnish the Company and or the barrister with any supporting underlaying documents, of their claim such as proof of payment and other similar control block documents.

The contemplated transaction with Boley etal as a result of non-payment has been terminated, and deemed a frustrated transaction, null and void and at an end. The Company is now in an exploratory stage visa vie seeking relief from the courts by a way of litigation for the defaulted payment, and moreover for Boley etal tortfeasor activities; and basic interference in Pure Spectrums ability to carry trade and commerce without let or hindrance.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Purchase Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Purchase Agreement, MMG has become the preferred shareholder and has complete controlling interest of the Company. The new corporate majority preferred shareholder, Mina Mar Group (MMG) acquired control on all cash basis. The purchase price as paid in cash (wire transfer) from MMG to Natario for the control block. There is no dispute between Natario that these funds were received.

All legally and duly appointed directors and management resigned. (Natario).

New interim address of Company is 224 Datura Street Suite # 1015 West Palm Beach, FL USA 33401.

Interim management Zoran Cvetojevic and Hugo Rubio were appointed.

MMG continues to be the Company only controlling entity (preferred shareholder).

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

All of the share issuances to Bolan and others ballooned or inflated the Delaware State tax bill significantly to Approximately $200,000 per year to obtain a franchise license renewal fee.

The Delaware State fee continues to accrue with penalties and interest.

Management is seeking to have the Delaware company restructure under Delaware Rule 251 and amalgamate into a Wyoming entity with Wyoming company being the only surviving entity. The new Wyoming company has already been formed and awaits redomicile / restructure from Delaware. The surviving entity was reincorporated in Wyoming on June 19, 2017.

This will eliminate the $200,000 obligation and bring much needed relief to the company.

ITEM 3.01     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Transfer agent has been placed on notice of pending litigation by interim management and advised not to release any further unregistered shares in the marketplace.

Interim management is unable to obtain an accurate share structure from the transfer agent.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

The previous management (Natario) advises that the share structure is as follows:

Authorized shares 5 Billion Shares

Outstanding shares approx. 3,3 Billion shares

Float approx. 900 million shares

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ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

Interim management Zoran Cvetojevic and Hugo Rubio were appointed.

MMG preferred shareholder and the Company only controlling entity.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Departure: Joel Natario

Appointment: Zoran Cvetojevic Interim CEO Hugo Rubio Interim Treasury / Secretary

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

1.	Resolution directing the transfer agent not to issue any further shares until new permanent management arrives and or merger completed.
2.	Resolution to seek out new Transfer Agent service provider.
3.	Resolution to file timely reports and material events with OTC Markets or this SEC venue under the rules afforded to the Company.
4.	Resolution to update OTC Markets profile section with the information contained herein as soon as this filing is in the public domain.
5.	Resolution to restructure the Company from Delaware to Wyoming under Delaware corporate restructuring laws.
6.	Resolution to seek out a merger candidate with meaningful business operations and a subsidiary with significant substance.
7.	Resolution not to dilute any further common shares during the interim management tenure and or until a new suitable merger candidate is located and merged in with the Company.
8.	Resolution to commence litigation against the defaulted 2015 purchaser including tort.

ITEM 5.08      SHAREHOLDER DIRECTOR NOMINATIONS

Appointment: Zoran Cvetojevic Interim CEO Hugo Rubio Interim Treasury / Secretary

ITEM 8.01      OTHER EVENTS

•	Interim turnaround management has developed this web site to keep in contact with the shareholder base and to keep shareholders advised of day to day activities www.psruturnaround.com please visit this link for further updates.
•	Our twitter account name is @psrustock
•	The interim management is in discussions with several cannabis type companies (growers) and retail distributors (non related) of marihuana based products. The management utilizes social media such as www.psruturnaround.com and Twitter @psrustock to keep in touch with the shareholders and the Company followers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pure Spectrum, Inc.

By:	/s/ Miro Zecevic
Miro Zecevic as Preferred Shareholder PSRU President of Mina Mar Group

Date:  June 29, 2017